EXHIBIT 23.7


                     INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of HFS Incorporated (the "Company") on Form S-3 of our report dated January 12, 1996, related to the consolidated financial statements of Century 21 Region V, Inc. and subsidiaries as of and for the year ended July 31, 1995, included in the Company's Current Report on Form 8-K dated February 16, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




    /s/ White, Nelson & Co, LLP
    Anaheim, California
    August 26, 1996